Exhibit 10.28

EMPLOYMENT TRANSITION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This Employment Transition Agreement and General Release of All Claims (the “Agreement”) is entered into effective as of July 2, 2024 (the “Effective Date”), by and between Evan Dixon (“Executive”) and Viasat, Inc., a Delaware corporation (the “Company”) (collectively referred to as the “Parties”).

Recitals

WHEREAS, the Executive is employed by the Company as President, Global Fixed Broadband;

WHEREAS, the Company and Executive are parties to that certain Change in Control Severance Agreement dated July 30, 2010, attached to this Agreement as Exhibit A, as amended by that certain First Amendment to Change in Control Severance Agreement May 27, 2022, attached to this Agreement as Exhibit B (together, the “Change in Control Agreement”);

WHEREAS, the Parties agree that Executive is entitled to certain severance benefits as set forth in this Agreement upon his termination of employment, subject to the effectiveness of this Agreement and the terms and conditions herein and the other related agreements referenced herein; and

WHEREAS, the Company and Executive together desire to provide for the Executive’s continued employment through a Transition Period (as defined below), on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the Company’s agreements set forth herein, including without limitation, the payments and benefits set forth in Sections 1(b) and 2 below, the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that he would not otherwise be entitled to receive, the Parties hereby agree as follows:

Agreement

1.
Transition Period.
(a)
Transition Period. The Executive and the Company agree that Executive will continue as an employee in his current role and that Executive’s employment with the Company shall cease and terminate effective as of July 31, 2024, or such earlier date on which the Executive’s employment relationship terminates for any reason (such date of termination, the “Last Day of Service”). The period from the Effective Date of this Agreement through the Last Day of Service is referred to herein as the “Transition Period.” During the Transition Period, Executive will continue in his current role as President, Global Fixed Broadband reporting to the Company President and shall be employed on a full-time basis.

(b)
Compensation During Transition Period. As compensation for the services to be rendered by the Executive to the Company during the Transition Period, the Executive shall be paid the following compensation and benefits:
(i)
For the period commencing on the Effective Date of this Agreement and ending on the Last Day of Service, the Company shall continue to pay to Executive his base salary at the rate of $650,000 USD per year, payable in accordance with the Company’s usual pay practices (and in any event no less frequently than monthly).
(ii)
The Executive will remain eligible to receive his fiscal year 2024 annual bonus. The Executive shall not be eligible to receive an annual bonus for any portion fiscal year 2025.
(iii)
The Executive shall be entitled to continue to participate in benefits under the Company’s benefit plans and arrangements, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.
(iv)
During the Transition Period, Executive will continue to accrue vacation or paid time off (“PTO”) in accordance with Company policy.
(v)
During the Transition Period, the Executive’s RSUs and PSOs (each as defined below) granted by the Company shall continue to vest in accordance with the terms of the award agreements and the equity plan pursuant to which such equity awards were issued. Upon the Last Day of Service, the Executive’s outstanding equity awards will cease vesting and any unvested equity awards shall terminate, unless otherwise provided in Section 2(b) below.
(c)
At-Will Employment; Termination. The Company and the Executive acknowledge that the Executive’s employment is and shall continue to be at-will, as defined under applicable law, and that the Executive’s employment with the Company may be terminated by either party at any time for any or no reason, with or without notice. If the Executive’s employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards, or compensation other than as provided in this Agreement. The Executive’s employment under this Agreement shall be terminated immediately on the death of the Executive.
2.
Last Day of Service Matters.

(a)
Final Pay. The Company will pay the Executive’s final pay on the Last Day of Service, including payment of any accrued, but unused vacation/PTO. In addition, the Company will reimburse the Executive for any employee expenses incurred and submitted on or prior to the Last Day of Service fourteen (14) days of the Last Day of Service. Executive’s entitlement to health benefits from the Company, and eligibility to participate in the Company’s health benefit plans, shall cease on the last day of the calendar month during which the Last Day of Service occurs, except to the extent Executive elects to and is eligible to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for himself and any covered dependents. Executive’s entitlement to other benefits from the Company, and eligibility to participate in the Company’s other benefit plans and programs, shall cease on the Last Day of Service.

(b)
Severance Benefits. In the event of the termination of the Transition Period and the occurrence of the Last Day of Service (i) as a result of the expiration of the Transition Period on July 31, 2024, or (ii) as a result of any earlier termination of the Transition Period for any reason other than Executive’s voluntary resignation, subject to, and in consideration for, the Executive signing the General Release attached hereto as Exhibit C (the “Second Release”), without revocation, on or within three (3) days after the Last Day of Service (the “Second Release Deadline”), and the Executive’s continued compliance with the terms of this Agreement, the Company agrees to provide Executive with the following severance payments and benefits (the “Severance Benefits”). The date on which the Second Release becomes effective and irrevocable in accordance with its terms is referred to as the “Second Release Effective Date.”

(i) The Company will pay to Executive the gross sum of $2,340,000 USD, which amount shall be payable within ten (10) days following the Second Release Effective Date;

(ii) The Company will pay to Executive the net-of-tax sum of $44,963 USD, representing an amount equal to eighteen (18) multiplied by the monthly premium that Executive would be required to pay for COBRA continuation coverage for Executive and his eligible dependents who were covered under the Company’s health insurance plans as of the Last Day of Service (based on the premiums in effect as of the Last Day of Service), which amount shall be payable within ten (10) days following the Second Release Effective Date; and

(iv) The Company has previously granted Executive restricted stock unit (“RSU”) awards with respect to shares of the Company’s common stock (collectively, the “RSUs”) under the Company’s 1996 Equity Participation Plan, as amended and restated from time to time (the “Equity Plan”), and pursuant to the terms of those certain Restricted Stock Unit Agreements (each, an “RSU Agreement”). On the Second Release Effective Date, the vesting of all of Executive’s outstanding, unvested RSUs shall be accelerated, and such RSUs shall be settled in accordance with the terms of the RSU Agreements and the Equity Plan;

(v) The Company will continue to keep Executive on the corporate membership for Omni La Costa thru December 31, 2025; and

(vi) The Company has previously granted Executive performance stock option (“PSO”) awards with respect to shares of the Company’s common stock (collectively, the “PSOs”) under the Company’s Equity Plan and pursuant to the terms of those certain Performance Stock Option Agreements (each, a “PSO Agreement”).

A.
On the Second Release Effective Date, all of Executive’s PSOs shall be considered “Time-Vested Options” for purposes of the PSO Agreements.

B.
With respect to any PSOs granted to the Executive prior to October 2023, Executive shall remain eligible to vest in such number of the PSOs that also become “Performance-Vested Options” in accordance with the terms of the PSO Agreements on the applicable Certification Date (as defined in the PSO Agreements).

C.
On the Last Day of Service, all of Executive’s PSOs granted on October 6, 2023, shall be forfeited to the extent such PSOs have not become “Performance-Vested Options” in accordance with the terms of the PSO Agreement as of such date.

D.
Except as specified above with respect to the acceleration of the time-based vesting of the PSOs, Executive’s PSOs shall continue to be governed by the Equity Plan and the PSO Agreements.

(c)
Executive acknowledges and agrees that: (i) the Severance Benefits will be in lieu of any severance benefits to which Executive may be otherwise entitled to under the Company’s standard severance program for U.S. employees or any other plan, program or agreement currently maintained by the Company or any of its subsidiaries, and (ii) the Severance Benefits constitute adequate consideration for the promises and representations made by Executive in this Agreement and the Second Release. Executive understands and agrees that his entitlement to the Severance Benefits set forth in this Section 2 are subject to the occurrence of the Second Release Effective Date within the time period provided above and is further conditioned on Executive’s compliance with the terms and conditions of this Agreement (including, without limitation, Section 5 below (including Section 5(b) regarding the return of Company property), and the terms of the Proprietary Information Agreement (as defined below).

3.
No Other Compensation. Other than the payments described in this Agreement, the Executive acknowledges that the Company will have timely paid all wages and employee benefits owed to the Executive through the Last Day of Service, including but not limited to, all salary, bonuses, commissions, business expenses, allowances, vacation pay, leave pay, and other employee benefits as a result of the Executive’s employment with the Company and/or conclusion of that employment.

3. General Release of Claims by Executive.

(a)
In consideration of the agreements and promises set forth herein, including the Company’s agreement to continue to employ the Executive during the Transition Period and the payments and benefits which the Executive is eligible to receive under Section 1(b) of this Agreement, the Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and its parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, stockholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which the Executive is or has been a participant by virtue of his employment with or service to the Company or any affiliate (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, any and all compensation of any type whatsoever, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which the Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever the Executive’s employment by or service to the Company or any affiliate, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and the California Constitution, the California Fair Employment and Housing Act, California Government Code Section 12940, et seq., the California Labor Code, California unfair competition laws (including but not limited to California Business and Professions Code Section 17200 et seq.), the California Family Rights Act, and as such laws have been or may be amended.

(b)
Notwithstanding the generality of the foregoing, Executive does not release any claim which, by law, may not be released, including the following claims:

(i)
Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii)
Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii)
Claims pursuant to the terms and conditions of the federal law known as COBRA;

(iv)
Claims for indemnity under the bylaws of the Company, as provided for by California law (including California Labor Code Section 2802) or Delaware law or under any applicable insurance policy with respect to the Executive’s liability as an employee, director or officer of the Company and the Indemnification Agreement (as defined below);

(v)
Claims for the Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or the California Department of Fair Employment and Housing or any other federal, state or local government agency claims of discrimination, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency; provided, however, that the Executive does release his right to secure any damages for alleged discriminatory treatment;

(vi)
Claims based on any right the Executive may have to enforce the Company’s executory obligations under this Agreement; and

(vii)
The Executive’s right to communicate directly with, cooperate with, or provide information to, any federal, state, or local government regulator.

(c)
The Executive represents that he is not aware of any unlawful conduct or conduct that violates Company policy by any Company employee that he has not expressly reported to the Company.

(d)
THE EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, THE EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

4.
No Assignment or Transfer of Claims. The Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that the Executive may have against the Company Releasees. The Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses, and attorneys’ fees incurred as a result of any such assignment or transfer from the Executive.
5.
Confirmation of Continuing Obligations.
(a)
The Executive hereby expressly reaffirms his obligations under that certain Employee Proprietary Information and Inventions Agreement executed by the Executive in connection with his employment with the Company (the “Proprietary Information Agreement”), a copy of which is attached hereto as Exhibit D and incorporated herein by reference, and agrees that such obligations shall survive the Last Day of Service.
(b)
By signing below, the Executive agrees that, no later than the Last Day of Service, he will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information (each as defined in the Proprietary Information Agreement) of the Company. The Executive further agrees that any property situated on the Company’s premises and owned by the Company, including computers, hard drives, and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. The Executive’s compliance with this Section 5(b) shall be a condition to his receipt of the payments and benefits set forth in Sections 1(b) and 2. The Executive will deliver all applicable Company property back to the Company by using a prepaid box that will be shipped to the Executive’s address or by leaving any property that it wasn’t agreed that the Executive would retain in the Executive’s office on or prior to the Last Day of Service.
(c)
Subject to Section 5(f), the Executive agrees that the Executive will not to issue, publish or cause to be made, issued or published any derogatory or disparaging comments about the Company or its subsidiaries or their employees, officers, directors, shareholders, vendors, products or services, business, technologies, market position or performance. Nothing in this Section 5(c) will prohibit the Executive or the Company from providing truthful information in response to a subpoena or other legal process or governmental inquiry, or from exercising any other protected right that cannot be waived by agreement. The Company will provide an irrevocable instruction to the following individuals not to issue, publish or cause to be made, issued or published any derogatory or disparaging comments about the Executive: Company Section 16 officers of the Company as of the date hereof.
(d)
The Executive covenants that, prior to the date of the Executive signing this Agreement, the Executive has not (i) discussed or disclosed, orally or in writing, the negotiations leading to this Agreement or any of the terms or conditions of the Agreement other than with the Executive’s legal counsel, or (ii) aided, assisted, or encouraged any person(s) in asserting claims against Company. Subject to Section 5(f), unless required to disclose in response to valid legal process or expressly ordered to do so by a court of law, the Executive is prohibited from disclosing, discussing, or acknowledging (either orally or through a writing, including the transfer of documents) the terms or existence of this Agreement. The Executive is permitted to make such disclosure, under express covenant of confidentiality, only to the Executive’s family members, legal counsel and professional tax advisors as is required to calculate the amount of, or receive advice on, income tax issues or as otherwise required by law. The Executive further agrees not to aid, assist, or encourage any person(s) asserting claims against Company, other than by providing truthful testimony as a result of a lawfully issued subpoena. Information made publicly available by Viasat relating to the terms or existence of this Agreement shall not be applicable to Executive’s obligations under this paragraph.
(e)
The receipt of the payments and benefits set forth in Sections 1(b) and 2 shall be subject to the Executive not violating the provisions of this Agreement or the Proprietary Information Agreement or any other similar restrictive covenant or proprietary information agreement to which the Executive is a party with the Company or any of its affiliates. In the event the Executive breaches the provisions of this Agreement or the Proprietary Information Agreement, in addition to all other rights and remedies available to the Company under law or in equity, all continuing payments and benefits to which the Executive may otherwise be entitled to pursuant to Section 2(b) shall be immediately suspended.
(f)
The Executive understands that nothing in this Agreement prohibits or is intended to limit the Executive from (i) communicating directly with, reporting possible violations of federal law or regulation to, filing a charge with, providing information to, receiving financial awards from, or participating or cooperating in an investigation conducted by or any action or proceeding filed by any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, the U.S. National Labor Relations board, the U.S. Congress, and any U.S. Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation; provided, however, that the Executive expressly waives and relinquishes any rights the Executive might have to recover damages or other relief, whether equitable or legal, in any Equal Employment Opportunity Commission proceeding (whether brought by the Executive or on the Executive’s behalf), (ii) exercising any rights the Executive may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions; or (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that the Executive has reason to believe is unlawful. In addition, the Executive acknowledges receipt of the following notice of immunity rights under the U.S. Defend Trade Secrets Act, which states: “(1) An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.” The Executive does not need the prior authorization of the Company to make any such reports or disclosures or to participate or cooperate in any governmental investigation, action or proceeding, and the Executive is not required to notify the Company that the Executive has made such reports and disclosures or has participated or cooperated in any governmental investigation, action or proceeding.
6.
Additional Representations and Warranties by Executive. The Executive promises and represents that the Executive has not filed any lawsuit against the Company and/or the Company Releasees, and that the Executive has not filed or submitted any complaint or charge against the Company and/or the Company Releasees with any government agency (including but not limited to the Equal Employment Opportunity Commission, the California Department of Fair Employment and Housing, the Department of Labor, the California Labor Commissioner or Department of Labor Standards Enforcement, and/or the California Labor Workforce Development Agency). Subject to Section 5(f) above, the Executive further represents that Executive will not in the future, file, participate in, encourage, instigate, or assist in the prosecution of any claims, complaints, charges or in any lawsuit by any party in any state or federal court against the Company Releasees, or any of them, unless such aid or assistance is ordered by a court or government agency or sought by compulsory legal process, claiming that the Company Releasees, or any of them, have violated any local, state, or federal laws, statutes, ordinances, or regulations based upon events occurring prior to the execution of this Agreement.
7.
Cooperation. For up to two years following the Last Day of Service, the Executive will reasonably cooperate in connection with any litigation, arbitration, proceedings, government hearing or investigation involving the Company or any other matter that relates to the Executive’s employment period and about which the Executive has knowledge; provided, however, that such cooperation shall be provided at times that are mutually convenient to the Executive and the Company, and the Company shall make good faith efforts to arrange for such cooperation to be provided by the Executive telephonically. The Company will provide the Executive with reasonable advanced notice in the event Executive’s assistance is required. The Company recognizes that the Executive’s ability to cooperate will necessarily be impacted by other personal, professional, and work obligations. The Company will reimburse Executive for reasonable expenses incurred in providing such cooperation and will reasonably compensate Executive for his time based on Executive’s hourly rate with the Company as of the Last Day of Service.
8.
Survival. The covenants, agreements, representations, and warranties contained in or made in this Agreement shall survive the Last Day of Service or any termination of this Agreement.
9.
Third-Party Beneficiaries. Except as expressly set forth herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

10.
Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.
11.
Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by email, telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the Executive at the address listed on the Company’s personnel records and to the Company at its principal place of business to the attention of the Company’s General Counsel, or such other address as either party may specify in writing.
12.
Arbitration. To aid in the rapid and economical resolution of any disputes that may arise from this Agreement and the terms of it, the Executive and the Company agree that any and all disputes, claims, or demands in any way arising out of or relating to the terms of this Agreement, Company equity held by the Executive, the Executive’s further employment relationship with the Company, or the termination of the Executive’s employment or service relationship with the Company, shall be resolved by final, binding and confidential arbitration in San Diego County, California, conducted before a single neutral arbitrator selected and administered in accordance with the Streamlined Arbitration Rules and Procedures of JAMS (the “JAMS Streamlined Rules”) and the Federal Arbitration Act, 9 U.S.C. Sec. 1, et seq. A copy of the JAMS Streamlined Rules may be found on the JAMS website at https://www.jamsadr.com/rules-streamlined-arbitration/ and will be provided to Executive by the Company upon request. BY AGREEING TO THIS ARBITRATION PROCEDURE, EXECUTIVE AND THE COMPANY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTE, CLAIM OR DEMAND THROUGH A TRIAL BY JURY OR JUDGE OR BY ADMINISTRATIVE PROCEEDING IN ANY JURISDICTION. The arbitrator shall administer and conduct any arbitration in accordance with California law and shall apply substantive and procedural California law to any such dispute, claim or demand, without reference to any conflict-of-law provisions of any jurisdiction. To the extent that the JAMS Rules conflict with California law, California law shall take precedence. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. Nothing in this Agreement is intended to prevent either the Executive or the Company from obtaining injunctive relief (or any other provisional remedy) in any court of competent jurisdiction pursuant to applicable law to prevent irreparable harm (including, without limitation, pending the conclusion of any arbitration). The arbitrator may award attorney’s fees and costs to the prevailing party, except as prohibited by law.
13.
Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but the Executive has participated in the negotiation of its terms. Furthermore, the Executive acknowledges that the Executive has had an opportunity to review this Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Either Party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that Party thereafter from enforcing each and every other provision of this Agreement.
14.
Withholding and Other Deductions; Right to Seek Independent Advice. All compensation payable to the Executive hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation, or order. The Executive acknowledges and agrees that neither the Company nor the Company’s counsel has provided any legal or tax advice to the Executive and that the Executive is free to, and is hereby advised to, consult with a legal or tax advisor of his choosing.
15.
Section 409A.
(a)
The Executive’s termination of employment on the Last Day of Service will constitute Executive’s “separation from service” within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the final regulations and any guidance promulgated thereunder (“Section 409A”).
(b)
This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the severance payments payable under Section 2(b) shall be paid no later than the later of: (A) the fifteenth (15th) day of the third month following the Executive’s first taxable year in which such severance benefit is no longer subject to a substantial risk of forfeiture, and (B) the fifteenth (15th) day of the third month following first taxable year of the Company in which such severance benefit is no longer subject to substantial risk of forfeiture, as determined in accordance with Code Section 409A and any Treasury Regulations and other guidance issued thereunder. To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments.

(c)
If the Executive is a “specified employee” (as defined in Section 409A of the Code), as determined by the Company in accordance with Section 409A of the Code, on the date of the Executive’s “separation from service,” to the extent that the payments or benefits under this Agreement are subject to Section 409A of the Code and the delayed payment or distribution of all or any portion of such amounts to which the Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred pursuant to this Section 15(c) shall be paid or distributed to the Executive in a lump sum on the earlier of (i) the date that is six (6)-months following the Executive’s Separation from Service, (ii) the date of the Executive’s death or (iii) the earliest date as is permitted under Section 409A of the Code. Any remaining payments due under the Agreement shall be paid as otherwise provided herein.

(d)
To the extent that any payments or reimbursements provided to the Executive under this Agreement are deemed to constitute compensation to the Executive to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the Executive’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.

(e)
The Executive agrees and acknowledges that the Company makes no representations or warranties with respect to the application of Section 409A and other tax consequences to any payments hereunder and, by the acceptance of any such payments, the Executive agrees to accept the potential application of Section 409A and the other tax consequences of any payments made hereunder. In no event whatsoever shall the Company be liable for any taxes, penalties or interest that may be imposed on the Executive pursuant to Section 409A or under any other similar provision of state tax law, including but not limited to, damages for failing to comply with Section 409A and/or any other similar provision of state tax law.
16.
Successors and Assigns. The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly, or indirectly, acquires all or substantially all of the assets or business of the Company. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. The Executive shall not be entitled to assign any of the Executive’s rights or obligations under this Agreement, other than the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

17.
Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
18.
Governing Law and Venue. This Agreement will be governed by and construed in accordance with the laws of the United States of America and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in San Diego County, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.
19.
Entire Agreement. This Agreement, together with the Proprietary Information Agreement, that certain Indemnification Agreement executed by Executive in connection with his employment with the Company and attached hereto as Exhibit E (the “Indemnification

Agreement”), and the other agreements referenced herein and therein, constitutes the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersedes all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral, including, without limitation, any offer letter with the Company, and the Change in Control Agreement. This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever. In the event of any conflict between any of the terms in this Agreement and the terms of any other agreement between the Executive and the Company, the terms of this Agreement will control.
20.
Counterparts; Facsimile or .pdf Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
21.
KNOWING AND VOLUNTARY RELEASE. The Executive agrees and acknowledges that Executive has the right and has had an opportunity to see and consult legal counsel in conjunction with the negotiation and execution of this Agreement. The Executive further agrees that the Executive has had adequate time to review, evaluate and negotiate this Agreement. The Executive intends and agrees that this Agreement is complete, binding, and not subject to any claim of mistake or incapacity.

[Signature Page Follows]

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

THE UNDERSIGNED AGREES TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTERS INTO IT WITH THE INTENT TO BE BOUND THEREBY.

Dated: July 5, 2024 /s/ Evan Dixon

EVAN DIXON

Dated: July 3, 2024 VIASAT, INC.

By: /s/ Anders Strothman

Name: Anders Strothman

Title: Vice President Global Rewards

EXHIBIT A

CHANGE IN CONTROL AGREEMENT

[Attached]

EXHIBIT B

AMENDMENT TO CHANGE IN CONTROL AGREEMENT

[Attached]

EXHIBIT C

GENERAL RELEASE OF CLAIMS (SECOND RELEASE)

This General Release of Claims (“Release”) is entered into as of this _____ day of ____, 2024, between Evan Dixon (“Executive”), and Viasat, Inc. (the “Company”) (collectively referred to herein as the “Parties”).

WHEREAS, the Executive and the Company are parties to the Employment Transition Agreement and General Release of Claims dated as of July 2, 2024 (the “Transition Agreement”);

WHEREAS, the Parties agree that the Executive is entitled to certain payments benefits under Section 2(b) of the Transition Agreement (the “Severance Benefits”), subject to the Executive’s execution of this Release;

WHEREAS, the Company and the Executive now wish to fully and finally to resolve all matters between them; and

WHEREAS, defined terms used herein without definition shall have the meanings given to such terms in the Transition Agreement.

NOW, THEREFORE, in consideration of, and subject to, the Severance Benefits payable to the Executive pursuant to the Transition Agreement, the adequacy of which is hereby acknowledged by the Executive, and which the Executive acknowledges that he would not otherwise be entitled to receive, the Executive and the Company hereby agree as follows:

1.
Release of Known and Unknown Claims by Executive.

(a) In exchange for the Severance Benefits set forth in Section 2(b) of the Transition Agreement, and in consideration of the further agreements and promises set forth herein, the Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and its parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, stockholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which the Executive is or has been a participant by virtue of her employment with or service to the Company or any affiliate (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, any and all compensation of any type whatsoever, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs and further including but not limited to any claim for any bonus now or in the future including any bonus for any completed or in-process fiscal year of the Company), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by or service to the Company or any affiliate or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and the California Constitution, the California Fair Employment and Housing Act, California Government Code Section 12940, et seq., the California Labor Code, California unfair competition laws (including but not limited to California Business and Professions Code section 17200 et seq.), the California Family Rights Act, and as such laws have been or may be amended.

Notwithstanding the generality of the foregoing, the Executive does not release any claim which, by law, may not be released, including the following claims:

(i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii) Claims pursuant to the terms and conditions of the federal law known as COBRA;

(iv) Claims for indemnity under the bylaws of the Company, as provided for by California law (including California Labor Code Section 2802) or Delaware law or under any applicable insurance policy with respect to the Executive’s liability as an employee, director or officer of the Company and the Indemnification Agreement;

(v) Claims for the Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or the California Department of Fair Employment and Housing or any other federal, state or local government agency claims of discrimination, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency; provided, however, that the Executive does release his right to secure any damages for alleged discriminatory treatment;

(vi) Claims based on any right the Executive may have to enforce the Company’s executory obligations under this Release or the Transition Agreement; and

(viii) The Executive’s right to communicate or cooperate with any government agency.

The Executive represents that he is not aware of any unlawful conduct or conduct that violates Company policy by any Company employee that he has not expressly reported to the Company.

(b) THE EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, THE EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS sHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

(c) The Executive acknowledges that the Executive is entitled to have twenty-one (21) days’ time in which to consider this Release after the delivery of such Release to him (which, for the avoidance of doubt, was provided to Executive on the Effective Date of the Transition Agreement, so such twenty-one (21) day period will begin to run from the Effective Date of the Transition Agreement with this Release attached as Exhibit C). The Executive further acknowledges that the Company has advised him that he is waiving his rights under the ADEA, and that Executive has the right to and should consult with an attorney of his choice before signing this Release, and the Executive has had sufficient time to consider the terms of this Release. The Executive represents and acknowledges that if the Executive executes this Release before twenty-one (21) days have elapsed, the Executive does so knowingly, voluntarily, and upon the advice and with the approval of the Executive’s legal counsel (if any), and that the Executive voluntarily waives any remaining consideration period. The Executive further acknowledges and agrees that the Executive must sign this Release by the Second Release Deadline but in no event earlier than the Last Day of Service.

(d) The Executive understands that after executing this Release, the Executive has the right to revoke it within seven (7) days after his execution of it. The Executive understands that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and the Executive does not revoke this Release in writing. The Executive understands that this Release may not be revoked after the seven (7) day revocation period has passed. The Executive also understands that any revocation of this Release Executive must email to Company a written notice of revocation to Robert J. Blair, the Company’s General Counsel, at robert.blair@viasat.com, prior to the end of the 7-day period.

(e) The Executive understands that this Release shall become effective, irrevocable, and binding upon the Executive on the eighth (8th) day after his execution of it, so long as the Executive has not revoked it within the time period and in the manner specified in clause (d) above.

(f) The Executive further understands that the Executive will not be given any Severance Benefits in Section 2(b) of the Transition Agreement unless this Release is effective on or before the date that is eleven (11) days following the Last Day of Service.

(g) The Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that the Executive may have against the Company Releasees. The Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses, and attorneys’ fees incurred as a result of any such assignment or transfer from the Executive.

2.
Additional Representations and Warranties by Executive. The Executive promises and represents that the Executive has not filed any lawsuit against the Company and/or the Company Releasees, and that the Executive has not filed or submitted any complaint or charge against the Company and/or the Company Releasees with any government agency (including but not limited to the Equal Employment Opportunity Commission, the California Department of Fair Employment and Housing, the Department of Labor, the California Labor Commissioner or Department of Labor Standards Enforcement, and/or the California Labor Workforce Development Agency). Subject to Section 5(f) of the Transition Agreement, the Executive further represents that Executive will not in the future, file, participate in, encourage, instigate, or assist in the prosecution of any claims, complaints, charges or in any lawsuit by any party in any state or federal court against the Company Releasees, or any of them. unless such aid or assistance is ordered by a court or government agency or sought by compulsory legal process, claiming that the Company Releasees, or any of them, have violated any local, state, or federal laws, statutes, ordinances, or regulations based upon events occurring prior to the execution of this Release.
3.
Continuing Obligations.

(a) Confidential Information and Inventions. The Executive hereby expressly reaffirms his obligations under the Employee Proprietary Information and Inventions Agreement (the “Proprietary Information Agreement”), a copy of which is attached to the Transition Agreement as Exhibit B and incorporated herein by reference, and his obligations under Sections 5 and 7 of the Transition Agreement, and agrees that such obligations shall survive the Last Day of Service. Section 5(f) of the Transition Agreement is hereby incorporated herein by reference and the provisions of this Release shall be subject thereto.

(b) By signing below, the Executive confirms that he has delivered to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information (each as defined in the Proprietary Information Agreement) of the Company.

(g)
Confidentiality. The Executive covenants that, prior to the date of the Executive signing this Release, the Executive has not (i) discussed or disclosed, orally or in writing, the negotiations leading to this Agreement or any of the terms or conditions of the Agreement other than with the Executive’s legal counsel, or (ii) aided, assisted, or encouraged any person(s) in asserting claims against Company. Subject to Section 5(f) of the Transition Agreement, unless required to disclose in response to valid legal process or expressly ordered to do so by a court of law, the Executive is prohibited from disclosing, discussing, or acknowledging (either orally or through a writing, including the transfer of documents) the terms or existence of the Transition Agreement or this Release. The Executive is permitted to make such disclosure, under express covenant of confidentiality, only to the Executive’s family members, legal counsel and professional tax advisors as is required to calculate the amount of, or receive advice on, income tax issues or as otherwise required by law. The Executive further agrees not to aid, assist, or encourage any person(s) asserting claims against Company, other than by providing truthful testimony as a result of a lawfully issued subpoena. Information made publicly available by Viasat relating to the terms or existence of this Agreement shall not be applicable to Executive’s obligations under this paragraph.
4.
No Assignment. The Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that the Executive may have against the Company Releasees. The Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses, and attorneys’ fees incurred as a result of any such assignment or transfer from the Executive. The Company may assign this Release to any successor to all or substantially all of its business and/or assets or any affiliate.
5.
Severability. In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the Parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
6.
Construction. The language in all parts of this Release shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the Parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Release or any part thereof.
7.
Section Headings. The headings of the several sections in this Release are inserted solely for the convenience of the Parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.
8.
Arbitration. To aid in the rapid and economical resolution of any disputes that may arise from this Release and the terms of it, the Executive and the Company agree that any and all disputes, claims, or demands in any way arising out of or relating to the terms of this Release, Company equity held by the Executive, the Executive’s further employment relationship with the Company, or the termination of Executive’s employment or service relationship with the Company, shall be resolved in accordance with Section 12 of the Transition Agreement.

9.
Governing Law and Venue. This Release will be governed by and construed in accordance with the laws of the United States of America and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in San Diego County, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.
10.
Entire Agreement; Modification. This Release, together with the Transition Agreement, Proprietary Information Agreement, the Indemnification Agreement, and the other agreements referenced herein and therein, constitutes the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Release may be amended or modified only with the written consent of the Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.
11.
Counterparts; Facsimile or .pdf Signatures. This Release may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Release may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[Signature Page Follows]

PLEASE READ CAREFULLY. THIS RELEASE CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

THE UNDERSIGNED AGREE TO THE TERMS OF THIS RELEASE AND VOLUNTARILY ENTERS INTO IT WITH THE INTENT TO BE BOUND THEREBY.

Dated: August 2, 2024 /s/ Evan Dixon

Evan Dixon

Dated: August 2, 2024 VIASAT, INC.

By: /s/ Anders Strothman

Name: Anders Strothman

Title: Vice President Global Rewards

EXHIBIT D

EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

[Attached]

EXHIBIT E

INDEMNIFICATION AGREEMENT

[Attached]